PROMOTORA VALLE HERMOSO, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

PROMOTORA VALLE HERMOSO, INC.
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Promotora Valle Hermoso, Inc.
Ovieda, Florida

We have audited the accompanying consolidated balance sheets of Promotora Valle Hermoso, Inc. (the “Company”) as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity (deficiency) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2005 and 2004, and the results of their consolidated operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Wiener, Goodman & Company, P.C.
Wiener, Goodman & Company, P.C.
Eatontown, New Jersey

September 14, 2006

PROMOTORA VALLE HERMOSO, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2005	2004
ASSETS
Current Assets:
Cash in bank	$ 10,881	$ 24,479
Accounts receivable	43,970	57,290
Other receivables	21,462	107,557
Costs of uncompleted contracts in excess of billings	629,611	308,136
Total Current Assets	705,924	497,462

Property, plant and equipment - net	198,110	277,724

TOTAL ASSETS	$ 904,034	$ 775,186

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current Liabilities:
Accounts payable	$ 157,997	$ 159,650
Accrued expenses	3,196	688
Loan payable -related party	494,000	440,000
Customer advances	320,099	168,970

Total Current Liabilities	975,292	769,308

Commitments and Contingencies

Stockholders' Equity (Deficiency):

Common Stock, $.01- par value -1,000,000
shares authorized; 1,000,000 and 1,000,000 shares
outstanding, respectively	10,000	10,000
Accumulated deficit	(81,258)	(4,122)

Total Stockholders' Equity (Deficiency)	(71,258)	5,878

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIENCY)	$ 904,034	$ 775,186

See notes to consolidated financial statements

PROMOTORA VALLE HERMOSO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2005	2004

Net Sales	$ 213,350	$240,567

Costs and expenses:
Cost of sales	129,668	152,761
Selling, general and administrative costs	160,818	91,928
	290,486	244,689

Loss from operations	(77,136)	(4,122)

Provision for taxes	-	-

Net loss	$(77,136)	$(4,122)

Loss per common share - basic and diluted	$(0.08)	$-

Weighted average common shares
outstanding - basic and diluted	1,000,000	1,000,000

See notes to consolidate financial statements

PROMOTORA VALLE HERMOSO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2005	2004

Cash flows from operating activities:
Net loss	$(77,136)	$(4,122)

Adjustments to reconcile net loss to net cash
Used in operating activities:
Depreciation	11,676	-
Change in operating assets and liabilities	53,874	(142,699)
Net cash used in operating activities	(11,586)	(146,821)

Cash flows from investing activities:
Purchase of property and equipment	(56,012)	-

Cash flows from financing activities:
Proceeds from borrowings - related party	54,000	90,000

Net decrease in cash	(13,598)	(56,821)

Cash - beginning of period	24,479	81,300

Cash - end of period	$10,881	$24,479

Changes in operating assets
and liabilities consist of:
(Increase) decrease in accounts receivable	$99,415	$(39,401)
Increase in costs of uncompleted contracts
In excess of billings	(197,525)	(131,958)
Increase (decrease) in accounts payable and
accrued expenses	855	(39,817)
Increase in customer advances	151,129	68,477
	$53,874	$(142,699)

See notes to consolidated financial statements

PROMOTORA VALLE HERMOSO, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

		Common Stock		Paid- In	Accumulated
	Total	No of shares	Amount	Capital	Deficit

January 1, 2004	$10,000	1,000,000	$10,000	$-	$ -

Net loss	(4,122)	-	-	-	(4,122)

Balance, December 31, 2004	5,878	1,000,000	10,000	-	(4,122)

Net loss	(77,136)	-	-	-	(77,136)

Balance, December 31, 2005	$(71,258)	1,000,000	$10,000	$-	$ (81,258)

See notes to financial statements

PROMOTORA VALLE HERMOSO, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Promotora Valle Hermoso, Inc. (the "Company" or "Promotora") was incorporated in Florida. The Company is focused on the development of a real estate project in Quito, Ecuador. The operations of the Company are directed through its wholly-owned subsidiary, Maria Paz Housing Complex ("Maria Paz Housing Complex"), a company incorporated in the city of Quito under the Civil Code Laws of Ecuador.

The purpose of Maria Paz Housing Complex is to develop a real estate project on a property, marked as no. 44, located in the Inchalillo sector, which formed part of the San Sebastian Estate, in Sangoiqui parish of Ruminahui Canton, with a surface area of approximately 22,116 m2.

The Project has two stages. The first stage is under construction and was designed to have an extension of 10,200 m2, which includes the construction of forty-six houses, two commercial locations, a community center, green areas, a community area, a watchman location, a vehicle and pedestrian circulation area, and with water services.

As of September 1, 2006, substantially all of the civil works in the first stage have been completed and substantially all of the housing units have been constructed.

The second stage of the construction project is budgeted and designed in blueprints. Progress in civil works in the second stage has commenced and will continue through the end of 2006.

Basis of Presentation

On October 4, 2005, Promotora executed a share exchange with Maria Paz Housing Complex. In connection with the share exchange, Promotora acquired the assets and assumed the liabilities of Maria Paz Housing Complex. For accounting purposes, the share exchange agreement has been treated as a recapitalization of Maria Paz Housing Complex (subsidiary) as the acquirer. The financial statements prior to October 4, 2005 are those of Maria Paz Housing Complex.

As provided for in the share exchange agreement, the stockholders of Maria Paz Housing Complex received 1,000,000 shares of Promotora common stock, representing 100% of the outstanding stock after the acquisition, in exchange for the outstanding shares of Maria Paz common stock they held which was accounted for as a reverse acquisition. The financial statements show a retroactive restatement of Maria Paz Housing Complex's historical stockholders' equity to reflect the equivalent number of shares of common stock issued in the acquisition.

The acquisition of Maria Paz Housing Complex was reported as a purchase with no goodwill, with book values considered to be fair value. In addition, the directors and officers of Maria Paz Housing Complex became the Board of Directors and officers of Promotora.

Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with the guidance contained in SEC Staff Bulletin No. 104, "Revenue Recognition in Financial Statements". Revenue is recognized when the product has been delivered and title and risk of loss has passed to the customer, collection of the resulting receivable is deemed probable by management, persuasive evidence of an arrangement exists and the sales price is fixed and determinable.

Within the development of the real estate project, the Company has adopted the revenue recognition method for completed work,. over which the revenue and costs will be recorded in accordance with the completion of home construction and are delivered to the buyer.

Cost Recognition

Costs associated with future income or otherwise associated with future accounting periods are deferred as assets. The amounts are included in costs of unbilled contracts in excess of billing on the Company's consolidated balance sheet.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company grants credit to customers that are based on an evaluation of the customer's financial condition, without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company controls its exposure to credit risk through credit approvals, and progressive payments as the work is preformed.

Worker's Participation

In accordance with Ecuadorian law, the Company will pay the workers a 15% profit sharing participation of the Company's pre-tax profits.

Depreciation

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is calculated primarily using the straight-line method over their estimated useful lives.

Income Taxes

The Company accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable in future years to the differences noted in the financial statement carrying amounts and the tax basis of the reported assets and liabilities.

The principal item giving rise to deferred taxes are net operating carryforward loss.

The Company's subsidiary accounts for income taxes in accordance with the Internal Income Tax Law of Ecuador. The Company's subsidiary is taxed at a rate of 25%.

Evaluation of Long-Lived Assets

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with guidance in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". If the carrying value of the long-lived asset exceeds the present value of the related estimated future cash flows, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

Earnings (Loss) Per Share

Basic earnings (loss) per common share are computed by dividing net loss by weighted average number of common shares outstanding during the year. Diluted earnings (loss) per common share are computed by dividing net earnings by the weighted average number of common share and potential common shares outstanding during the year. As of December 31, 2005 and 2004, there were no potential common shares.

Fair Value of Financial Instruments

For financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, it was assumed that the carrying amount approximated fair value because of the short maturities of such instruments. Management believes that the carrying amount debt is a reasonable estimate of its fair value.

New Financial Accounting Standards

The Company does not expect that the adoption of other recent accounting pronouncements will have a material effect on its financial statements.

2. Property, Plant and Equipment

	December 31,
	2005	2004

Land	$ 153,774	$ 277,724
Vehicles	55,405	-
Computer equipment	607	-
	209,786	277,724
Less: accumulated depreciation	11,676	-
	$ 198,110	$ 277,724

Depreciation expense for the years ended December 31, 2005 and 2004 was $11,676 and $-0-, respectively.

3. Cost of Uncompleted Contracts in Excess of Billings

The components of costs of uncompleted contracts in excess of billing that have been deferred are as follows:

	December 31,
	2005	2004
Civil works	$353,849	$172,955
Terminated	60,082	35,103
Urbanization	71,375	54,430
Land	144,305	45,648
	$629,611	$308,136

4. Note Payable - Related Party

On December 31, 2005, the notes payable -related party is due Maria Fernanda Rosales, the Company's Chief Executive Officer, in the amount of $494,000. As of December 31, 2004, the note payable - related party was due to two former executive officers the Company in the amount of $440,000. During 2005, Maria Fernada Rosales purchased the Company from the former officers and the outstanding debt is now due to her. An additional $54,000 was advanced during 2005. The loans are interest free and do not have a maturity date.

5. Accounts Payable

As of December 31, 2005 and 2004, the Company owes Mrs. Maria Luisa Paz Aguirre the amount of $100,000 and $159,650, respectively, for the purchase of land where the housing plan is being constructed. These amounts are included in accounts payable on the Company's consolidated balance sheet.

6. Income Taxes

At December 31, 2005, the Company has a net operating loss carryforward of approximately $81,000, which expires in various years through 2015. Deferred income taxes reflect the impact of net operating carry-forwards. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived form the Company's net operating loss carryforwards, the Company has recorded a valuation allowance for the entire amount of the deferred assets.

7. Customer Advances

The Company receives payments in advance upon the signing of sales contracts for individual units. As of December 31, 2005 and 2004, the Company received $320,095 and $168,970, respectively. The total expected proceeds on completed sales for all units is approximately $1,658,000.

8. Subsequent Event

On June 22, 2006, Promotora executed a share exchange with Lion-Gri International, Inc. ("Lion Gri"), a Colorado corporation, whereby the shareholders of Promotora acquired controlling interest in Lion-Gri in the form of a reverse acquisition, following which Promotora became a wholly-owned subsidiary of Lion-Gri.